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Exhibit 4.5

$217,000,000

10 3/4% Senior Secured Notes due 2008

of

Herbst Gaming, Inc.
Company

Cardivan, Company
Corral Coin, Inc.
Corral Country Coin, Inc.
E-T-T, Inc.
E-T-T Enterprises L.L.C.
Flamingo Paradise Gaming, LLC
Market Gaming, Inc.
Subsidiary Guarantors

FOURTH SUPPLEMENTAL INDENTURE
Dated as of May 24, 2004

To

INDENTURE
Dated as of August 24, 2001, as amended

The Bank of New York
As Trustee

        This FOURTH SUPPLEMENTAL INDENTURE, dated as of May 24, 2004 (this "Fourth Supplemental Indenture"), to the Indenture (as defined below) is by and between The Bank of New York, as Trustee (the "Trustee"), and Herbst Gaming, Inc., a Nevada corporation (the "Company") and Cardivan Company, a Nevada corporation, Corral Coin, Inc., a Nevada corporation, Corral Country Coin, Inc., a Nevada corporation, E-T-T, Inc., a Nevada corporation, E-T-T Enterprises L.L.C., a Nevada limited-liability company, Flamingo Paradise Gaming, LLC, a Nevada limited-liability company, and Market Gaming, Inc., a Nevada corporation (collectively, the "Subsidiary Guarantors").

RECITALS

        A.    The Company, the Subsidiary Guarantors and the Trustee are parties to that certain Indenture, dated as of August 24, 2001 (the "Original Indenture"), as amended by the First Supplemental Indenture, dated as of August 23, 2002 (the "First Supplemental Indenture"), and as further amended by the Second Supplemental Indenture, dated as of January 23, 2003 (the "Second Supplemental Indenture"), and as further amended by the Third Supplemental Indenture, dated as of February 6, 2003 (the "Third Supplemental Indenture" and, together with the Original Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, the "Indenture"), among the Company, the Subsidiary Guarantors and the Trustee, pursuant to which the Company's 10 3/4% Senior Secured Notes due 2008 (the "Notes") were issued. Terms not otherwise defined herein have the meaning assigned to them in the Indenture.

        B.    Section 9.01 of the Indenture authorizes the Trustee to enter into supplemental indentures to amend or supplement the Indenture with the consent of at least a majority in principal amount of the Notes then outstanding.

        C.    In accordance with Section 9.02 of the Indenture, the Company has obtained, and provided satisfactory evidence to the Trustee, of the written consent of the Holders of at least 50% in aggregate principal amount of the Notes then outstanding to certain amendments to the Indenture described herein.

        D.    All other conditions precedent and requirements necessary to make this Fourth Supplemental Indenture when duly executed and delivered, a valid and binding agreement, enforceable in accordance with its terms, have been performed and fulfilled.

        E.    Each of the Company and the Subsidiary Guarantors is authorized to enter into this Fourth Supplemental Indenture by resolutions of its board of directors or managing members, as the case may be, and simultaneously herewith the Trustee has received an Opinion of Counsel pursuant to Sections 9.06 and 13.04 of the Indenture and an Officers' Certificate of the Company pursuant to Sections 9.06 and 13.04 of the Indenture, and therefore the Company, the Subsidiary Guarantors and the Trustee are authorized to execute and deliver this Fourth Supplemental Indenture.

        NOW, THEREFORE, the parties hereto agree as follows:

        1.     Amendments to the Indenture.

          1.1   The restrictive covenants and the events of default listed below shall be deleted from the Indenture and from the corresponding provisions of the Notes and shall be replaced in each case with "Intentionally Omitted;":

    —
    Section 4.05 "Taxes;"

    —
    Section 4.06 "Stay, Extension and Usury Laws;"

    —
    Section 4.07 "Restricted Payments;"

    —
    Section 4.08 "Dividend and Other Payment Restrictions Affecting Subsidiaries;"

    —
    Section 4.09 "Incurrence of Indebtedness and Issuance of Preferred Stock;"

    —
    Section 4.10 "Asset Sales;"

    —
    Section 4.11 "Transactions with Affiliates;"

    —
    Section 4.12 "Liens;"

    —
    Section 4.13 "Line of Business;"

    —
    Section 4.14 "Corporate Existence;"

    —
    Section 4.15 "Offer to Repurchase Upon Change of Control;"

    —
    Section 4.16 "Advances to Restricted Subsidiaries;"

    —
    Section 4.17 "Limitation on Sale and Leaseback Transactions;"

    —
    Section 4.18 "Limitation on Issuances and Sales of Equity Interests in Restricted Subsidiaries;"

    —
    Section 4.19 "Events of Loss;"

    —
    Section 4.20 "Independent Directors;"

    —
    Section 4.21 "No Payments for Consent;"

    —
    Section 4.22 "Additional Note Guarantees;"

    —
    Section 4.23 "Designation of Restricted and Unrestricted Subsidiaries;"

    —
    Section 4.24 "Insurance;"

    —
    Section 4.25 "Additional Collateral; Acquisition of Assets or Property;"

    —
    Section 4.26 "Further Assurances;"

    —
    Section 4.27 "Limitation on Status as an Investment Company;" and

    —
    Subsections (f), (g), (i) and (k) of Section 6.01 "Events of Default."

          1.2   The restrictive covenants listed below and the corresponding provisions of the Notes shall be amended as set forth below:

    —
    Section 4.03 "Reports" shall be amended to read in its entirety as follows: "The Company, the Subsidiary Guarantors and their respective Subsidiaries shall comply with the provisions of TIA §314(a)."

    —
    Section 4.04 "Compliance Certificate" shall be amended by deleting the text contained in clauses (b) and (c) and replacing such deleted text with "Intentionally Omitted."

    —
    Section 5.01 "Merger, Consolidation, or Sale of Assets" shall be amended by deleting text contained in (i) clauses (d), (e) and (f) and replacing such deleted text with "Intentionally Omitted," and (ii) the second paragraph of Section 5.01 and replacing such deleted text with "Intentionally Deleted".

    —
    Subsection (d) of Section 8.04 "Conditions to Legal or Covenant Defeasance" shall be amended to read in its entirety: "no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurring of Indebtedness to be applied to such deposit)."

          1.3   The definitions from the Indenture that are used only in the foregoing provisions shall be deleted from the Indenture; and

          1.4   Cross-references to provisions in the Indenture that have been deleted shall be deemed deleted.

        2.     Confirmations; Effectiveness.    As amended by this Fourth Supplemental Indenture, the Indenture and the Notes are ratified and confirmed in all respects and the Indenture as so amended shall be read, taken and construed as one and the same instrument. The provisions of this Fourth Supplemental Indenture shall be effective as of the date first above written and shall become operative after such time as the consent payment (as provided in the Tender and Consent Solicitation Statement and any corresponding supplements with respect to the Fourth Supplemental Indenture) has been made to each consenting holder. This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which counterparts together shall constitute but one and the same instrument.

        3.     Trust Indenture Act.    If and to the extent that any provision of this Fourth Supplemental Indenture limits, qualifies or conflicts with another provision included in this Fourth Supplemental Indenture or in the Indenture, which is required to be included in this Fourth Supplemental Indenture or the Indenture by the Trust Indenture Act of 1939, as amended (the "TIA"), such provision of the TIA shall control.

        4.     Governing Law.    This Fourth Supplemental Indenture shall be deemed governed by, and construed in accordance with, the internal laws of the State of New York, but without giving effect to applicable principles of conflicts of law thereof to the extent that the application of the laws of another jurisdiction would be required thereby.

        5.     Rights of Trustee.    Without limiting any other protections or rights afforded the Trustee at law, by contract or otherwise, the Trustee will be entitled to the full benefits afforded by Sections 7.02 and 7.03 of the Indenture in connection with its execution and delivery of this Fourth Supplemental Indenture. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity and sufficiency of this Fourth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Subsidiary Guarantors.

[Signature Pages Follow]

        IN WITNESS WHEREOF, the parties have caused this Fourth Supplemental Indenture to be duly executed as of the date first written above.

HERBST GAMING, INC., a Nevada corporation
By:	/s/ EDWARD J. HERBST
	Name:	Edward J. Herbst
	Title:	President
E-T-T, INC., a Nevada corporation
By:	/s/ EDWARD J. HERBST
	Name:	Edward J. Herbst
	Title:	President
FLAMINGO PARADISE GAMING, LLC, a Nevada limited-liability company
By:	/s/ EDWARD J. HERBST
	Name:	Edward J. Herbst
	Title:	Managing Member
MARKET GAMING, INC., a Nevada corporation
By:	/s/ EDWARD J. HERBST
	Name:	Edward J. Herbst
	Title:	President
E-T-T ENTERPRISES L.L.C., a Nevada limited-liability company
By:	/s/ EDWARD J. HERBST
	Name:	Edward J. Herbst
	Title:	Managing Member
CARDIVAN COMPANY, a Nevada corporation
By:	/s/ EDWARD J. HERBST
	Name:	Edward J. Herbst
	Title:	President

CORRAL COIN, INC., a Nevada corporation
By:	/s/ EDWARD J. HERBST
	Name:	Edward J. Herbst
	Title:	President
CORRAL COUNTRY COIN, INC., a Nevada corporation
By:	/s/ EDWARD J. HERBST
	Name:	Edward J. Herbst
	Title:	President
THE BANK OF NEW YORK, as Trustee
By:	/s/ DAVID A. OESER
	Name:	David A. Oeser
	Title:	Authorized Signatory

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  Exhibit 4.5
RECITALS